DEPOSIT ACCOUNT CONTROL AGREEMENT

PARTIES

HERCULES TECHNOLOGY GROWTH CAPITAL, INC. (''Creditor'')

INSPIREMD, INC. (“Customer'')

BANK LEUMI USA (''Bank'')

___________________________________________________________ (''Banking Office'')

BACKGROUND

Customer has granted Creditor a security interest in a deposit account maintained by Bank for Customer and in all funds heretofore or hereafter deposited into that account, including any interest earned thereon. The Parties are entering into this agreement to perfect Creditor’s security interest in that account.

AGREEMENT

1.	The Account

Bank represents and warrants to Creditor that Bank maintains deposit account no. 22-655409-18 (such account, together with all cash, funds, items, instruments and other amounts now or hereafter deposited into or held therein, and all interest thereon, the ''Account'') for Customer at the Banking Office and that, as of the date hereof, Bank does not know of any claim to or interest in the Account or any other control agreement with respect to the Account, except for claims and interests of the parties referred to in this agreement.

2.	Control of Account by Creditor

a. Bank shall execute transactions in the Account at the direction of Customer unless and until Bank receives from Creditor a written Notice of Exclusive Control in substantially the form of Exhibit A hereto (a “Notice of Exclusive Control”); provided, that in the event that Bank at any time receives conflicting instructions from Customer and Creditor, Bank shall only execute the instructions originated by Creditor. Upon receipt of a Notice of Exclusive Control, Bank will immediately (i) comply only with instructions and other directions as to the withdrawal or disposition of any funds credited to the Account and as to any other matters relating to the Account (“Orders”), originated by Creditor, without Customer's further consent, (ii) cease complying with Orders originated by Customer or any other person/entity, and (iii) neither accept nor comply with any instructions from Customer withdrawing or transferring any funds or other property from the Account nor deliver any property in the Account to Customer nor pay any free credit balance or other amount owing from Bank to Customer with respect to the Account without the specific prior written consent of Creditor.

b. Bank may rely on a Notice of Exclusive Control purportedly signed by Creditor and shall have no duty to investigate or make any determination as to the validity, genuineness or propriety thereof, or the facts giving rise thereto. This Agreement does not create or impose any obligation or duty upon Bank other than those expressly set forth herein.

3.	Priority of Creditor’s Security Interest; Rights Reserved by the Bank

a. Bank agrees that all of its present and future rights, interests, liens and security interests with respect to the Account (including, without limitation, rights of setoff, recoupment, banker’s lien, chargeback or otherwise) are subordinate to Creditor's present and future rights, interests, liens and security interests with respect to the Account; provided, however, that Creditor agrees that nothing herein subordinates or waives, and that Bank expressly reserves, all of its present and future rights (whether described as rights of setoff, banker's lien, chargeback or otherwise, and whether available to Bank under the law or under any other agreement between Bank and Customer concerning the Account, or otherwise) with respect to: (i) items deposited to the Account and returned unpaid, whether for insufficient funds or for any other reason, and without regard to the timeliness of return of any such items; (ii) checks paid, or other payment orders executed in good faith against uncollected funds in the Account provided Bank does not have reasonable cause to doubt the collectibility of such uncollected funds; (iii) claims of breach of the transfer or presentment warranties arising under the applicable Uniform Commercial Code made against Bank in connection with items deposited to the Account; and (iv) Bank's usual and customary charges for services rendered in connection with the Account.

b. Except as otherwise required by law, Bank will not agree with any third party that Bank will comply with Orders originated by such third party.

4.	Statements; Notices of Adverse Claims

Bank may disclose to Creditor such information concerning the Account as Creditor may from time to time reasonably request; provided, however, that Bank shall have no obligation to disclose to Creditor any information which Bank does not ordinarily make available to its depositors. Bank will use reasonable efforts promptly to notify Creditor and Customer if any other person claims that it has a property interest in the Account.

5.	Bank's Responsibility

a. Except for permitting a withdrawal or other action in violation of section 2, above, Bank will not be liable to Creditor for complying with Orders from Customer that are received by Bank before Bank receives and has had a reasonable opportunity to act (but not more than two business days) on a contrary Order from Creditor.

b. Bank will not be liable to Customer for complying with Orders originated by Creditor, even if Customer notifies Bank that Creditor is not legally entitled to issue Orders, unless Bank takes the action after it is served with an injunction, restraining order or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and has had a reasonable opportunity to act on the injunction, restraining order or other legal process.

c. This agreement does not create any obligation of Bank except for those expressly set forth in this agreement. In particular, Bank need not investigate whether Creditor is entitled under Creditor's agreements with Customer to give Orders. Bank may rely on notices and communications it believes are given by the appropriate party.

6.	Indemnity

Customer will indemnify Bank, its officers, directors, employees, and agents against claims, liabilities, and expenses arising out of this agreement (including reasonable attorneys' fees and disbursements), except to the extent the claims, liabilities, or expenses are caused by Bank's gross negligence or willful misconduct. Creditor will indemnify Bank, its officers, directors, employees, and agents against claims, liabilities, and expenses arising from any Notice of Exclusive Control (including reasonable attorneys' fees and disbursements), except to the extent the claims, liabilities, or expenses are caused by Bank's gross negligence or willful misconduct.

7.	Termination; Survival

a.     Creditor may terminate this agreement by notice to the Banking Office and Customer. Bank may terminate this agreement on 30 day's notice to Creditor and Customer.

b.     If Creditor notifies Bank that Creditor's security interest in the Account has terminated, this agreement will immediately terminate.

c. Sections 5, "Bank's Responsibility," and 6, "Indemnity," will survive termination of this agreement.

8.	Governing Law

This agreement and the Account will be governed by the laws of the State of New York. Bank may not change the law governing the Account without Creditor's express written agreement, which consent shall not be unreasonably withheld.

9.	Entire Agreement

This agreement is the entire agreement and supersedes any prior agreements and contemporaneous oral agreements of the parties concerning its subject matter.

10.	Amendments

No amendment of, or waiver of a right under, this agreement will be binding unless it is in writing and signed by the party to be charged.

11.	Severability

To the extent a provision of this agreement is unenforceable, this agreement will be construed as if the unenforceable provision were omitted.

12.	Other Agreements

For so long as this agreement remains in effect, transactions involving the Account shall be subject, except to the extent inconsistent herewith, to the provisions of such deposit account agreements, disclosures, and fee schedules as are in effect from time to time for accounts like the Account.

13.	Successors and Assigns

The provisions of this agreement shall be binding upon and inure to the benefit of Bank, Creditor and Customer and their respective successors and assigns.

14.	Notices

A notice or other communication to a party under this agreement will be in writing and will be sent to the party's address set forth below or to such other address as the party may notify the other parties, and will be effective on receipt.

15.	Counterparts

This agreement may be executed in counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.

The foregoing is hereby acknowledged and agreed to, effective as of the last of the dates set forth below.

[signature page follows]

INSPIREMD, INC.

(Customer)

By:	/s/ Craig Shore

Name: Craig Shore

Title: Chief Financial Officer

Address:

InspireMD, Inc.
Attention: Craig Shore
800 Boylston Street, Suite 1600
Boston, Massachusetts 02199

Facsimile: _____________________

Telephone: 857-453-6553

Date: October 23, 2013

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

(Creditor)

By:	/s/ K. Nicholas Martitsch

Name: K. Nicholas Martitsch

Title: Associate General Counsel

Address:

Hercules Technology Growth Capital, Inc.

Legal Department
Attention: Chief Legal Officer and Mr. Bryan Jadot
400 Hamilton Avenue, Suite 310
Palo Alto, California 94301

Facsimile: 650-473-9194

Telephone: 650-289-3060

Date: October 23, 2013

BANK LEUMI USA

(Bank)

By:	/s/ Avram Keusch	/s/ Howard Kramer

Name: Avram Keusch and Howard Kramer

Title: First Vice President and Vice President

Address:	579 Fifth Avenue, 5th Floor
(Banking office)
New York, NY 10017

Facsimile:	212-626-1072
(Banking office)

Telephone:	212-626-1056 and 212-626-1055
(Banking office)

Date: October 23, 2013

Exhibit A

Notice of Exclusive Control

Dear:

Reference is made to the Deposit Account Control Agreement dated as of ___________ , 20__ (the “Control Agreement”) by and among you, the undersigned, and ____________________ (“Customer”). Terms defined in the Control Agreement and used without other definition herein shall have the respective meanings herein assigned to such terms in the Control Agreement.

Pursuant to Section 2 of the Control Agreement, you are hereby directed, from and after the date hereof, to execute only instructions originated by Creditor, and not to accept for execution any further entitlement orders originated by Customer.

Very truly yours,

By:

Title: